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                                                                   Exhibit 23.03

                   CONSENT OF BROWN, RUDNICK, FREED & GESMER

     We hereby consent to the reference to our firm wherever it appears in this S-3 Registration Statement with respect to an aggregate amount of up to $250,000,000 in shares of Common Stock of Lernout & Hauspie Speech Products N.V., including the Prospectus constituting a part hereof and any amendments hereto.

                                    BROWN, RUDNICK, FREED & GESMER

                                    By:  Brown, Rudnick, Freed & Gesmer, P.C., a
                                    member


                                    By: /s/ Jayne M. Donegan
                                      -----------------------------------------
                                      Jayne M. Donegan, a member duly authorized
August 25, 2000